EXHIBIT 10.16b

                First Amendment to Agreement of Purchase and Sale
                -------------------------------------------------
                            (KELLOGG OFFICE BUILDING)

     This First Amendment to Agreement of Purchase and Sale ("First Amendment") is entered into effective as of November 29, 2001 by and between WXI/MCN Commercial Real Estate Limited Partnership, a Delaware limited partnership ("Seller") and AmeriVest Properties Inc., a Maryland corporation ("Purchaser").

                                    RECITALS
                                    --------

     WHEREAS, the parties entered into that certain Agreement of Purchase and Sale ("Agreement") dated October 15, 2001, for the sale of the real property commonly known as the Kellogg Office Building in Littleton, Colorado ("Property");

     WHEREAS, the Agreement provides for a forty-five (45) day Inspection Period and a Closing Date of December 28, 2001;

     WHEREAS, the parties now desire to amend the Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the mutual terms and provisions set forth in the Agreement, the sums to be paid by Purchaser to Seller and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree to amend the Agreement as follows:

     1. The parties hereto agree that as of the effective date of this Amendment, both the Inspection Period and Title and Survey Period have expired, and Purchaser has elected to proceed to Closing on or before December 28, 2001, subject to Seller's satisfaction of the Estoppel Contingency (and Purchaser's approval of same) and the Maintenance Obligations, both as set forth below.

     2. On or before December 12, 2001 ("Estoppel Delivery Deadline"), Seller shall deliver the tenant estoppel certificates ("Estoppel Certificates") to Purchaser in accordance with the provisions of
          Section 4.4 of the Agreement ("Estoppel Contingency"). For a period of no more than two (2) business days following Purchaser's receipt of all of the Estoppel Certificates from Seller ("Estoppel Review Period"), Purchaser shall have the right to review the number, form and content of such Estoppel Certificates. In the event (i) Purchaser is not satisfied, in its sole and absolute discretion, with any lesser number of Estoppel Certificates than the amount Seller is obligated to deliver, (ii) any such Estoppel Certificate delivered by Seller is not duly executed by the applicable tenant referenced therein, or (iii) the form and content of any such Estoppel Certificate delivered by Seller materially differs from the form of tenant estoppel certificate attached to the Agreement, Purchaser shall have the right to terminate the Agreement by delivering written notice of termination to Seller and the Escrow Agent on or before the expiration of the Estoppel

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          Review Period. If Seller does not receive such written notice of termination from Purchaser prior to the expiration of the Estoppel Review Period, Purchaser shall be deemed to have approved the Estoppel Certificates and the Estoppel Contingency shall be deemed satisfied.

     3. Prior to Closing, Seller hereby agrees to either: (i) repair on or before the Closing Date the following maintenance items relating to the Building (the following maintenance items shall be collectively referred to herein as the "Maintenance Obligations") (x) replacement of the glass panels wherever panels or window seals are broken in Suites 160 and 250 of the Building, and (y) installation of backflow prevention devices on all water service lines of the Building as required by Denver Water Company, which repairs shall be diligently performed to Purchaser's satisfaction at least two (2) business days prior to Closing; or (ii) credit Purchaser at Closing in a mutually agreeable amount for the estimated cost to repair one or both Maintenance Obligations, to the extent one or both cannot be completely repaired to Purchaser's satisfaction prior to the Closing Date.

     4. Except as expressly amended under this Amendment, all the terms and provisions of the Agreement shall remain in full force and effect without any modification, waiver or amendment thereto. To the extent of any conflict between the terms and provisions of the Agreement and this Amendment, the terms and provisions of this Amendment shall govern and control.

     5. All terms which are defined in the Agreement shall have the same meaning when used in this Amendment, unless specifically provided herein to the contrary.

     6. This Amendment may be executed in separate counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument. In addition, Seller and Purchaser agree that facsimile signatures on this Amendment shall be deemed effective as originals for all purposes.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date first written above.

                                            SELLER:
                                            -------

                                            WXL/MCN Commercial Real Estate
                                            Limited Partnership, a Delaware
                                            limited partnership

                                            By: WXI/MCN Commercial Gen-Par, LLC,
                                                a Delaware limited liability
                                                company, its General Partner


                                            By:  /s/  Marijke Lantz
                                               --------------------------------
                                            Name:     Marijke Lantz
                                                 ------------------------------
                                            Title: Assistant Vice President
                                                  -----------------------------

                                            PURCHASER:
                                            ----------

                                            AMERIVEST PROPERTIES INC.
                                            a Maryland Corporation


                                            By:  /s/  John B. Greenman
                                               --------------------------------
                                                      John B. Greenman
                                                      Vice President

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